Exhibit 4.2

MODEL REORG ACQUISITION, LLC
AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED
SUBORDINATED PROMISSORY NOTES

This Amendment No. 1 (this “Amendment”) dated as of April 25, 2014 between Model Reorg Acquisition, LLC, a Delaware limited liability company (the “Issuer”) and the trust entities listed on Schedule 1 hereto (the “Holders” or individually, a “Holder”) to those certain Second Amended and Restated Promissory Notes dated April 18, 2012 of the Issuer payable to the order of the Holders in the total principal amount of $85,365,693 (“Sibling Notes”) is entered into by and between the parties hereto to amend each of the Sibling Notes. Capitalized terms used herein that are not defined shall have the meaning set forth in the Sibling Notes.

WHEREAS, this Amendment and the Sibling Notes are subject to an amended and restated subordination agreement (the “Subordination Agreement”) dated as of April 18, 2012 among the Holders and Wells Fargo Bank, National Association, a National Banking Association, in its capacity as Administrative and Collateral Agent pursuant to the Senior Creditor Agreements (as defined in the Subordination Agreement) acting for and on behalf of the parties thereto as lenders;

WHEREAS, the Senior Creditor Agreements are being amended contemporaneously herewith to, among matters, extend the “Maturity Date” (as defined in the Senior Creditor Agreements) to April 25, 2019;

WHEREAS, the parties desire to amend each of the Sibling Notes to extend the “Maturity Date” (as defined in each Sibling Note) pursuant to the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.Extension of Maturity Date. Paragraphs 1 of each of the Sibling Notes shall be amended and restated in their entirety to read:

“Subject to the terms of the Subordination Agreement, the principal amount hereof shall be payable in full on July 31, 2019 (the “Maturity Date”).”

2.Pro Rata Treatment of the Holders. For the avoidance of doubt, paragraphs 8(j) in each of the Sibling Notes shall apply to all Sibling Notes as simultaneously amended by the terms of this Amendment No. 1 herein.

3.Governing Law. This Amendment shall be governed by and construed in all respects under the laws of the State of New York, without reference to its conflict of laws, rules or principles that would defer to the laws of another jurisdiction.

4.No Other Amendments. Save and except as expressly set forth in this Amendment, each of the Sibling Notes remains in full force and effect without amendment or other modification.

5.Multiple Counterparts. This Amendment may be executed in multiple counterparts each of which shall be deemed an original hereof.

TRUST UNDER ARTICLE 2 OF THE
TRUST AGREEMENT DATED
NOVEMBER 1, 1998 WITH STEPHEN
NUSSDORF AS GRANTOR
(SUCCESSOR TO THE STEPHEN
NUSSDORF 10-YEAR GRANTOR
RETAINED ANNUITY TRUST DATED
11/1/98)

By: /S/ Michael W. Katz
Michael W. Katz, Trustee

STEPHEN NUSSDORF 15-YEAR
GRANTOR RETAINED ANNUITY
TRUST DATED 11/21/98

By: /S/ Michael W. Katz
Michael W. Katz, Trustee

TRUST UNDER ARTICLE 2 OF THE
TRUST AGREEMENT DATED
NOVEMBER 1, 1998 WITH ARLENE
NUSSDORF AS GRANTOR
(SUCCESSOR TO THE ARLENE
NUSSDORF 10-YEAR GRANTOR
RETAINED ANNUITY TRUST DATED
11/1/98)

By: /S/ Michael W. Katz
Michael W. Katz, Trustee

ARLENE NUSSDORF 15-YEAR
GRANTOR RETAINED ANNUITY
TRUST DATED 11/2/98

By: /S/ Michael W. Katz
Michael W. Katz, Trustee

Schedule 1

List of Note Holders

Promissory Sibling Note Amount	Note Holder
$11,390,212.15	Trust Under Article 2 of the Trust Agreement Dated November 1, 1998 With Glenn Nussdorf as Grantor
$17,065,018.85	Glenn Nussdorf 15 year Grantor Retained Annuity Trust dated 11/2/98
$11,390,212.15	Trust Under Article 2 of the Trust Agreement Dated November 1, 1998 With Stephen Nussdorf as Grantor
$17,065,018.85	Stephen Nussdorf 15 year Grantor Retained Annuity Trust dated 11/2/98
$11,390,212.15	Trust Under Article 2 of the Trust Agreement Dated November 1, 1998 With Arlene Nussdorf as Grantor
$17,065,018.85	Arlene Nussdorf 15 year Grantor Retained Annuity Trust dated 11/2/98
Total $85,365,693